Exhibit 99.1

Muscle Maker Inc. (Nasdaq: GRIL) Announces Name Change and Rebranding to Sadot Group Inc. (Nasdaq: SDOT)

Fort Worth, Texas, July 26, 2023 (ACCESSWIRE) – Muscle Maker Inc. (Nasdaq: GRIL) (“MMI” or the “Company”), today announced its corporate rebranding from MMI to Sadot Group Inc. effective July 27, 2023. The Company’s stock ticker symbol will change from “GRIL” to “SDOT” on the Nasdaq stock exchange, and trading under the new stock ticker symbol will commence on July 27. Holders of common stock are not required to exchange current outstanding stock certificates for new stock certificates.

The parent company name change was initiated by the Company’s strategic pivot into the global agri-food supply chain industry. Since the pivot in November 2022, the company has delivered consistent results. As of June 30, 2023, Sadot LLC, a wholly-owned subsidiary, crossed the $500 million total revenue milestone since its inception. The Company has now exceeded $45 million in monthly revenue for eight consecutive months. In addition to high revenues month after month, the Company recently announced the expansion into new trade routes throughout North, Central and South America along with the purchase and initiation of farming operations in Zambia, keeping the Company on its trajectory to reach its goals of becoming a significant global presence in the sector.

“We are pleased to announce our new identity as Sadot Group Inc.,” shared Michael Roper, CEO of the Company. “Over the last eight months we have experienced transformational operational and financial growth, and the name change to Sadot Group Inc. aligns with our evolved identity, symbolizing the clear direction of our corporate strategic vision. The transformation is a testament to our unwavering commitment to growth and innovation in the agri-food supply chain. Our focus on growth, innovation, and results remains steadfast. We are determined to build on our achievements and continue making strides in the agri-food industry. We thank our shareholders, partners, and employees for their continued support and look forward to capitalizing on future opportunities.”

The Sadot Group operates within three key verticals of the global food supply chain including 1) global agri-commodity origination and trading operations, 2) farm operations in Southern Africa producing grains and tree crops, and 3) food service operations with more than 50 restaurants across the U.S.

The preliminary, unaudited financial results included in this press release are based on information available as of June 30, 2023, and management’s initial review of operations and financial results as of such date. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company’s annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary, unaudited financial results.

About Sadot Group, Inc.

Sadot Group Inc., formerly known as Muscle Maker Inc., has rapidly established itself as an emerging player in the global food supply chain. The Sadot Group provides innovative and sustainable supply chain solutions that address the world’s growing food security challenges.

The Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.

The Sadot Group currently operates within three key verticals of the global food supply chain including 1) global agri-commodity sourcing and trading operations for food/feed products such as soybean meal, wheat and corn, 2) farm operations producing grains and tree crops in Southern Africa, and 3) food service operations with more than 50 restaurants across the U.S.

The Sadot Group is headquartered in Ft. Worth, Texas with subsidiary operations in Miami, Dubai, Singapore, Kyiv and Zambia. The Company continues to grow in size, diversity of operations, as well as in human and financial capital, but the principles that guided the Company remain the same – sourcing and providing healthier foods.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations:

Frank Pogubila

SVP

Integrous Communications

T: 951.946.5288

E: IR@sadotco.com